                                                                      EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE



                                                      YEAR ENDED DECEMBER  31,
                                                      ------------------------

                                               1995              1994             1993
                                          ---------------  ----------------  ---------------

Primary
   Net loss                                  $(3,157,000)      ($2,873,000)     $(5,408,000)
                                          ---------------  ----------------  ---------------
   Shares
      Weighted average common
           shares outstanding                  3,680,000         3,678,000        3,676,000
      Net common shares issuable
           on exercise of certain
           stock options                               -                 -                -
                                          ---------------  ----------------  ---------------
   Average common and common
      share equivalents outstanding,
      as adjusted                              3,680,000         3,678,000        3,676,000
                                          ---------------  ----------------  ---------------
Primary loss per common share             $(         .86)  $(          .78)   (        1.47)
                                          ---------------  ----------------  ---------------

Assuming full dilution
   Average common and
      common share equivalents
      as adjusted                              3,680,000         3,678,000        3,676,000
   Net additional common shares
      issuable on exercise of
      certain stock options                            -                 -                -
                                          ---------------  ----------------  ---------------
   Average common and common
      share equivalents outstanding,
      as adjusted                              3,680,000         3,678,000        3,676,000
                                          ---------------  ----------------  ---------------
Loss per common share assuming
      full dilution                         $(       .86)    $(        .78)    $(      1.47)
                                          ---------------  ----------------  ---------------